UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

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Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 13, 2006, Cross Country Healthcare, Inc. (“the Company”) entered into an Underwriting Agreement (the "Underwriting Agreement") with Charterhouse Equity Partners III, L.P. and Chef Nominees Limited (collectively, the "Selling Shareholders") and Citigroup Capital Markets Inc., as underwriter. The Underwriting Agreement was entered into in connection with the public offering of 4,000,000 shares of the Company's common stock, in the aggregate, owned by the Selling Shareholders. The Selling Shareholders have granted to the Underwriter the option to purchase up to an additional 600,000 shares of our common stock on the same terms and conditions, solely to cover over-allotments, if any. Under the terms of the Underwriting Agreement, we have agreed to indemnify Citigroup against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute payments Citigroup may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 99.1.

Item 8.01   Other Events.

Incorporated by reference is a press release issued by the Company on November 13, 2006 which is attached hereto as Exhibit 99.2. This information is being furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Underwriting Agreement
99.2	Press Release issued by the Company on November 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ EMIL HENSEL
Name:	Emil Hensel
Title:	Chief Financial Officer

Dated:  November 15, 2006

Links

Item 1.01   Entry into a Material Definitive Agreement.

Item 8.01   Other Events.

Item 9.01   Financial Statements and Exhibits.